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                                                                    Exhibit 10.1

                       AMENDMENT NO. 1 TO CREDIT AGREEMENT

    THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Amendment Agreement") is made and entered into, effective as of this 26th day of June, 2000, by and among P.F. CHANG'S CHINA BISTRO, INC., a Delaware corporation having its principal place of business in Phoenix, Arizona (the "Borrower"), and BANK OF AMERICA, N.A. in its capacity as agent (the "Agent") for the financial institutions (the "Lenders") party to the Credit Agreement (as defined below) and as a Lender, and consented to by the Guarantors (as defined in the Credit Agreement).

                              W I T N E S S E T H:

    WHEREAS, the Borrower, the Lender and the Agent have entered into that certain Credit Agreement dated as of December 3, 1999 (as heretofore or hereafter amended, modified, supplemented, amended and restated or replaced, the "Credit Agreement"), pursuant to which the Lenders have agreed to make certain loans to the Borrower;

    WHEREAS, the Borrower has requested that the Agent and the Lender make certain amendments to the Credit Agreement including increasing the total revolving credit commitment amount from $15,000,000 to $45,000,000 (the "Amendments"); and

    WHEREAS, the Agent and Lender are willing to make the Amendments;

    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. Definitions. Unless the context otherwise requires, all terms used herein without definition shall have the definitions provided therefor in the Credit Agreement.

    2. Credit Agreement Amendments. Subject to the conditions hereof, the Credit Agreement is hereby amended, effective as of the date hereof, as follows:

        (a) Paragraph 1 of the Recitals is hereby amended by deleting the term "$15,000,000" and inserting, in lieu thereof, the term "$45,000,000".

        (b) The term "$15,000,000" in the definition of "Total Revolving Credit Commitment" in Section 1.1 is hereby deleted and the term "$45,000,000" is inserted in lieu thereof.

        (c) EXHIBIT A is hereby amended by deleting the term "$15,000,000" everywhere it appears and inserting, in lieu thereof, the amount "$45,000,000".

    3. Consent of Guarantors. Each of the Guarantors has joined in the execution of this Amendment Agreement solely for the purposes of consenting hereto and for the further purpose of confirming its guaranty of the Obligations of the Borrower pursuant to the Facility Guaranty to which such Guarantor is party.

    4. Representations and Warranties. Each Credit Party hereby certifies that:

        (a) The representations and warranties made by each Credit Party in
ARTICLE VIII of the Credit Agreement are true on and as of the date hereof, with the same effect as though such representations and warranties were made on the date hereof.

        (b) There has been no material change in the condition, financial or otherwise, of the Borrower or any of its Subsidiaries since the date of the most recent financial reports of the Borrower received by each Lender under Section
9.1 of the Existing Credit Agreement;

        (c) The business and properties of each Credit Party and any of their respective Subsidiaries are not, and since the date of the most recent financial reports of the Borrower received by each Lender under Section 9.1 of the Existing Credit Agreement have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workmen, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any
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    major contracts; and

        (d) No event has occurred and no condition exists which, upon the effectiveness of the amendments contemplated hereby, will constitute a Default or an Event of Default on the part the Borrower under the Credit Agreement or any other Loan Document either immediately or with the lapse of time or the giving of notice, or both.

    5. Conditions Precedent. The effectiveness of this Amendment Agreement is subject to the receipt by the Agent of four (4) counterparts of this Amendment Agreement duly executed by all signatories hereto.

    6. Entire Agreement. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except in accordance with the terms of the Credit Agreement.

    7. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

    8. Counterparts. This Amendment Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    9. Credit Agreement and Other Loan Documents. All references in any of the Loan Documents to the "Credit Agreement" or other defined term for the Credit Agreement, shall mean the Credit Agreement as amended hereby.

    10. Reimbursement. The Borrower agrees to reimburse the Agent and the Lenders for all costs and out-of-pocket expenses, including reasonable attorneys' fees, incurred in connection with the preparation, execution, and delivery of this Amendment Agreement.

                            [Signature pages follow.]